JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the funds and accounts managed by Saba Capital Management, L.P. are shareholders, direct or beneficial, of Eaton Vance Senior Income Trust, a Massachusetts business trust (the “Fund”);

WHEREAS, Saba Capital Management, L.P., Saba Capital Master Fund, Ltd., Saba II AIV, L.P., Saba Capital Master Fund III, L.P., Saba Capital Carry Neutral Tail Hedge Master Fund Ltd., Saba Capital W Fund, Ltd., Saba Capital R Fund, Ltd., Saba Capital CEF Opportunities 1, Ltd., Saba Capital CEF Opportunities 3, Ltd., Saba Capital Special Opportunities Fund, Ltd. and Boaz R. Weinstein (collectively, “Saba”), wish to form a group for the purpose of opposing the Fund’s proposal to approve a new management agreement at the Fund’s Special Meeting of Shareholders scheduled to be held on January 7, 2021 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”) and for soliciting shareholder support for any proposal submitted by any member of the Group (as defined below) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 2nd day of November 2020 by the parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Fund. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Fund or (ii) any securities of the Fund over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction. For purposes of this agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies to oppose the Fund’s proposal to approve a new management agreement and any proposal submitted by any member of the Group to shareholders for their approval, each at the Special Meeting, (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.       Saba shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses.

5.       Each of the undersigned agrees that any SEC filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be as directed by Saba.

6.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Fund, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this agreement.

7.       This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.       This agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this agreement or their investment in the Fund, the parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9.       Any party hereto may terminate his/its obligations under this agreement on 24 hours’ written notice to all other parties, with a copy by e-mail to Adam W. Finerman of Olshan at afinerman@olshanlaw.com.

10.       Each party acknowledges that Olshan shall act as counsel for both the Group and Saba relating to their investment in the Fund.

11.       Each of the undersigned parties hereby agrees that this agreement may be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

Saba Capital Management, L.P.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Chief Compliance Officer and General Counsel

Saba Capital Master Fund, Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba II AIV, L.P.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital Master Fund III, L.P.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital Cary Neutral Tail Hedge Master Fund Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital W Fund, Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital R Fund, Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital CEF Opportunities 1, Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital CEF Opportunities 3, Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Saba Capital Special Opportunities Fund, Ltd.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Authorized Signatory

Boaz R. Weinstein.

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Attorney-in-fact*

* Pursuant to a power of attorney dated as of November 16, 2015, which is incorporated herein by reference to Exhibit 2 to the Schedule 13G filed by the Reporting Persons on December 28, 2015, accession number: 0001062993-15-006823